Exhibit 99.2


                                                                  AEGIS REALTY
                                                   Moderator: Stuart Rothstein
                                                         12-26-02/8:00 a.m. CT
                                                         Confirmation # 463543
                                                                        Page 1



                                  AEGIS REALTY

                           Moderator: Stuart Rothstein
                                December 26, 2002
                                  8:00 a.m. CT



Operator: Welcome to today's Aegis Realty conference call. Today's call is being recorded. Certain items in this press release may constitute forward-looking statements within the meaning of the Private Litigation Reform Act of 1995.

      And as such may involve known and unknown risks, trends, uncertainties, and other factors which may cause the actual results, performance, or achievements to differ materially from these expressed or implied by such forward-looking statements. With respect to the proposed merger, there is the risk that (PICO) will not obtain the financing necessary to consummate the merger, notwithstanding the fact that it has obtained commitments for such financing as described in the merger agreement.

      Additional risks relating to the company can be found in the company's filings with the Securities and Exchange Commission, including the 2001 annual report on form 10-K, and the proxy statement which will be delivered to stockholders as part of the approval process.

      The company expressly disclaims any obligational undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any changes in the company's expectations with regard thereto or change in events, conditions, or circumstances on which any sub-statement is based.


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                                                                  AEGIS REALTY
                                                   Moderator: Stuart Rothstein
                                                         12-26-02/8:00 a.m. CT
                                                         Confirmation # 463543
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      Aegis will be filing a proxy statement with the SEC in connection with the above-described transaction. Investors and security holders are urged to read the proxy statement because it will contain important information.
      The proxy statement and other documents filed by Aegis with the SEC may be obtained when they become available, free of charge, at the SECs Web site, http://www.sec.com.

      Aegis and its directors and officers and the advisor, and the directors and officers of its sole general partner may be deemed to be participants in the solicitation of proxies from Aegis stockholders in connection with the transaction. These potential participants have interest in this transaction, some of which could differ from those of Aegis stockholders generally. Information about the directors and officers of Aegis and the general partner of the advisor, including such individual ownership of Aegis shares, as set forth in the proxy statement for Aegis' 2002 annual meeting of stockholders, and is available at the SEC Web site listed above.

      Investors and security holders may obtain additional information regarding the interest of such potential participants by reasons of proxy statement when it becomes available. At this time I'd like to turn the call over to your moderator, Mr. Stuart Rothstein.

Stuart Rothstein: Good morning, everybody, and thank you for joining me. As you are aware, on Tuesday, December 24th, we announced a transaction whereby Aegis would be merged into an entity controlled by the Phillips Edison Company effectively selling Aegis for $11.52 a share in cash to each of the shareholders of Aegis. The transaction that was announced on Tuesday was the result of a yearlong process where in conjunction with our investment bankers, approximately 50 potential investors were contacted to see if they would be interested in acquiring all or a portion of the Aegis portfolio of shopping centers, which consists of 28 shopping centers, aggregating about three million square feet.


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                                                   Moderator: Stuart Rothstein
                                                         12-26-02/8:00 a.m. CT
                                                         Confirmation # 463543
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      That yearlong process culminated just a few days ago with the transaction that was announced on Tuesday. The transaction is still subject to Aegis shareholder approval. That process will get underway with the filing of a proxy with the SEC sometime in the month of January. Once we clear the SEC process, the proxy will be mailed to shareholders and the vote will be taken.

      The purpose of this call is really to open it up to questions that any of our shareholders may have about the potential transaction. So with that I will just turn it back to the operator and open it up for questions.

Operator: Thank you, sir. Today's question and answer bid will be handled electronically. If you'd like to ask a question, please press the star key followed by the digit one on your touch-tone phone. If you're on a speakerphone, please be sure your mute function is turned off to allow your signal to reach our equipment. Once again, if you'd like to ask a question, please press the star key followed by the digit one.

      We go first to Andrew Dakos, Elmhurst Capital.

Andrew Dakos: Yes, my question's regarding the dividend. Will there be a partial dividend reflecting the period from the most recent dividend? I believe the stock's going (x-dividend) tomorrow. Will there be a - will there be a partial dividend reflecting the period from this dividend to the closing of the sale of the company?

Stuart Rothstein: There will be a partial - to - as you noted correctly, Andrew, the fourth quarter dividend goes (x) tomorrow, that dividend will be paid. As it pertains to any dividends in 2003, there will be dividends paid or partial dividends paid up until the point that represents 30 days prior to the transaction closing.


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                                                   Moderator: Stuart Rothstein
                                                         12-26-02/8:00 a.m. CT
                                                         Confirmation # 463543
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Andrew Dakos: OK, so then the - so then it would - if that's the case, you won't know what that period is until the transaction closes, so then the record date will not be announced until I would assume after the transaction is closed?

Stuart Rothstein: Actually given, you know, when we - given the way most of these things usually work, you typically have a vote and closing simultaneously. And that date is typically driven off when you mailed the proxy per say.

Andrew Dakos: So it's going to be about 30 days prior to the meeting date.

Stuart Rothstein: Correct.

Andrew Dakos: OK. Thank you.

Stuart Rothstein: You're welcome.

Operator: We go next to ST Tallapragada, Cathay Financial.

ST Tallapragada: Yes hi, I just wanted to know if you could tell me about your expectations on timing. I know that you said that you expect the proxy to go out in January. But if you had any other expectations on timing. And on top of that, if there are any termination dates and numbers in the merger agreement.

Stuart Rothstein: The best guess on timing today is that we would be hopeful to file the proxy sometime in January. Historically it has taken the SEC at least 30 days to review a proxy once it's filed. Depending on how long it takes to clear that SEC process, we would mail proxies immediately once we have been given SEC approval. And then you're typically talking about a month to 45


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                                                   Moderator: Stuart Rothstein
                                                         12-26-02/8:00 a.m. CT
                                                         Confirmation # 463543
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      days to give people to review the proxy and actually call the vote. So I think we're looking at sometime in Q2 ideally to take a vote on this transaction.

ST Tallapragada: OK.

Stuart Rothstein: As it pertains to termination or anything like that, that information will be contained in the proxy. But broadly speaking, we've given ourselves either a year for the transaction to close, or four months after we get SEC approval, whichever is the longer date to get the transaction closed.

ST Tallapragada: Got it - got it. And also in the - in the press release, there was some discussion about a range that needs to be maintained in budgeting. And I was wondering if you might just be able to describe that to me.

Stuart Rothstein: Sure. Obviously one of the risks to the buyer, given that they're buying active assets as the performance of those assets during the period in which the transaction has been announced but not yet closed. We budget regularly anyway for each of the shopping centers that we own, and essentially we and the folks at Phillips Edison have agreed on budgets that we believe the properties should operate within on the expense side of things and not on the revenue side of things.

      And as long as we can operate those properties within those expense budgets, there's no adjustment to the price to the extent the experience on the expense side of things is either greater or less than a - varies by more than $250,000 - excuse me - in either direction, there would be an adjustment to the purchase price.

ST Tallapragada: Got it.  Great, thank you.  And...


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                                                                  AEGIS REALTY
                                                   Moderator: Stuart Rothstein
                                                         12-26-02/8:00 a.m. CT
                                                         Confirmation # 463543
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Stuart Rothstein: You're welcome.

ST Tallapragada: ... congratulations.

Stuart Rothstein: Thank you.

Operator: We go next to Diana Drapkin with Guard Hill Capital.

Diana Drapkin: Yes hi, I just wanted to know besides the shareholders approvals, are there any other regulatory approvals that are needed?

Stuart Rothstein: Not that we believe.

Diana Drapkin: And also, is it subject to financing?

Stuart Rothstein: It is not - there is no financing contingency in the merger agreement.

Diana Drapkin: OK, thank you.

Stuart Rothstein: You're welcome.

Operator: We go next to Phillip Goldstein with Opportunity Partners.

Phillip Goldstein: Yes hi. There's a mention about a - certain fees that are due to the advisor regarding the termination of the management agreement, and apparently in lieu of cash they're going to get the partnership interests in the Garden apartment complexes. Could you fill in the numbers on the - like how much - how much actual - if it was cash, how - what is the - what is the advisor entitled to? Because I noticed that there has yet to be - or that you plan on having some sort of


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                                                                  AEGIS REALTY
                                                   Moderator: Stuart Rothstein
                                                         12-26-02/8:00 a.m. CT
                                                         Confirmation # 463543
                                                                        Page 7


      fairness evaluation of those assets. But you didn't state what the actual cash number would be that's due under the contract.

Stuart Rothstein: The advisor is due two fees for the transaction...

Phillip Goldstein: Yes.

Stuart Rothstein: ... related to (A) a disposition transaction, and (B) the essentially cancellation of their contract based on the overall value of the deal that was announced. Those fees total approximately $4.2 million. In addition to receiving their fees, the advisor is also responsible for paying its investment bankers - in this case RBC Capital Markets - upon consummation of the transaction in an amount equal to approximately $1 million.

      The interests in the Garden apartment entities that the advisor will be receiving are on the books of the company at a book value of a little bit north of $5 million at September 30th. The value - the independent valuation of those assets has not yet been completed, but it is anticipated that based on what we know of book value and what we know of the fair market value of those interests, that the value of those interests will approximate the fee that the advisor is due as well as what the advisor needs to pay its investment bankers.

Phillip Goldstein: OK, thank you.

Stuart Rothstein: You're welcome.

Operator: We go next to Tony Reiner with Clinton Group.

Tony Reiner: Good morning. A couple of questions if - for a sec. Just as far as this 250,000, and thanks for being specific as far as that affecting the price for consideration per share - will we be kept


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                                                   Moderator: Stuart Rothstein
                                                         12-26-02/8:00 a.m. CT
                                                         Confirmation # 463543
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      abreast of when that number may change when we - when that threshold is crossed either on the positive or negative side? Or we won't know until closing date of the vote or anything? Or...

Stuart Rothstein: I think as we lead up to the vote as I understand it, to the extent it appears there will be changes in that one way or another, obviously we need to get that information to our shareholders before they're in a position to ultimately vote on the transaction.

Tony Reiner: OK. So I guess it's fair to say we'll find out as developments happen.

Stuart Rothstein: Yes.

Tony Reiner: OK. And just as far as the dividend, just can - I mean obviously we're extremely consistent with the - with the dividend over the last several years, suppose - could we - could we just have one specific date, suppose that the merger were to close on - I don't know, March 1st. So it would be 30 days before that, so we'd use one out of the - we'd use a third out of 24 cents?

Stuart Rothstein: Exactly.

Tony Reiner: OK. And if we're to close after - I guess after March, then we get the full 24 cents, and probably only that extra first quarter dividend after that, unless it goes beyond 30 days in Q2, right?

Stuart Rothstein: I'll - you know, as best as I can explain it, if you were to close on...

Tony Reiner: I'm surprised I got that...

Stuart Rothstein: ... you did most of it correctly. If you were to...


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                                                   Moderator: Stuart Rothstein
                                                         12-26-02/8:00 a.m. CT
                                                         Confirmation # 463543
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Tony Reiner: Shocking.

Stuart Rothstein: ... close let's say on March 30 - anytime between let's say - if you were to close on March 31st for example, you would get two-thirds of a first quarter dividend.

Tony Reiner: Two-thirds of a first quarter dividend; got you.

Stuart Rothstein: If we were to close April 30th, you would get a full 24 cents for the first quarter and nothing for the second quarter.

Tony Reiner:  Got you.

Stuart Rothstein: And hopefully that - and we, you know, we'll do our best to make that as clear as possible in the proxy when it's filed.

Tony Reiner: OK, that's pretty clear. And thank you. And the other question is, I know it's been sort of a process. I don't know if the right commentary is to say up for sale, but as far as exploring alternatives, how come we decided to take this deal? And is this in final, done, best, and all that language?

Stuart Rothstein: It was an exhaustive process I think to say - to sell all or part of the company, is a fair way to describe the process. We contacted about 50 potential acquirers for all or part of the properties, whittled that down over time to those that received various amounts of due diligence. And at the end of the day concluded that this was the best transaction in terms of price and structure relative to the other proposals out there. And then for the last few months have essentially just been negotiating the final items of this transaction with the Phillips Edison folks.

Tony Reiner: How many offers were there for the whole company as opposed to just parts of it?


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                                                   Moderator: Stuart Rothstein
                                                         12-26-02/8:00 a.m. CT
                                                         Confirmation # 463543
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Stuart Rothstein: For the whole company...

Tony Reiner: For the - for the whole operation as...

Stuart Rothstein: I...

Tony Reiner: ... opposed to part ...

Stuart Rothstein: I don't have the exact number at my fingertips. It will be in the proxy, but suffices to say it was north of - somewhere between six and a dozen offers.

Tony Reiner: OK. And as far - I'm assuming that there were probably, you know, some worse prices, maybe a couple of better prices, but you know, that were contingent on this, or financing, or other stuff. And so this is how we came to this price and this buyer and everything?

Stuart Rothstein: Yes.

Tony Reiner: OK, great. Thank you so much for answering a few questions...

Stuart Rothstein: You're welcome.

Tony Reiner: ... and congratulations. Thank you.

Stuart Rothstein: Thank you.

Operator: We take our next question from Matthew Mark with Mark Asset
      Management.


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                                                   Moderator: Stuart Rothstein
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Matthew Mark: Just one question.  Can you talk about any environmental due diligence that needs to be done at all, or any of the centers, or that has been done as part of this process?

Stuart Rothstein: You know, as you would expect anytime you're buying a piece of real estate, they have reviewed and been provided with all environmental reports that we had in our possession. And at this point, you know, they are comfortable from an environmental standpoint.

Matthew Mark: Thanks.

Stuart Rothstein: Sure.

Operator: We go next to Richard Cook with Cook Bynum Capital Management.

Richard Cook: Yes, I think my question's been asked, thanks.

Stuart Rothstein: OK.

Operator: We go next to Henry Cheu with First Capital Alliance.

Henry Cheu: I have a question about the length of time that is - has been required to actually consummate this transaction. I know you've hired a financial advisor almost well over a year, and I'm just curious as to why it's taken so long to - you know, actually get to this point and whether there were any like maybe specific issues that made it difficult to get to this deal?

Stuart Rothstein: There were no specific issues. I think given the number of assets in a number of different geographic locations, it took quite a while for the potential buyers or bidders to do their due diligence on the assets and on the markets. And that someone entering markets they may not have entered into previously.


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                                                   Moderator: Stuart Rothstein
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      I think in the middle of this process, as some of you may or may not be aware, Aegis lost its CFO, so we needed to replace a CFO in that process. And then it was just the last few months was just the PECO negotiations, which I'm not sure there was anything unusual about it other than there was an extensive amount of negotiation that took place, but nothing out of the ordinary or unusual.

Henry Cheu: OK. And then lastly in regards to the budget performance test that you have, is the - is the budget based on 2003, or maybe can you give us some...

Stuart Rothstein: Yes...

Henry Cheu: ... to say what that is.

Stuart Rothstein: It's essentially assuming that the - it's a Q1 2003 budget.
      And depending on when the transaction ultimately closes, we will revise and extend that budget if necessary. But right now the budget is a Q1 2003 budget, that is what we're managing to on the expense side of things.

Henry Cheu: Great, thank you.

Stuart Rothstein: You're welcome.

Operator: We go next to Kenneth Campbell with Clarion CRA.

Kenneth Campbell: Yes, I wanted to try to explore the pricing a little bit and the ultimate selection of Phillips Edison and the first question is you know is does this pricing represent a cap rate in your mind that you could share with us or were there other - you know how is the pricing arrived at in you know ultimately selecting Phillips?


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                                                   Moderator: Stuart Rothstein
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                                                         Confirmation # 463543
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Stuart Rothstein: Certainly from their perspective and what they were willing to underwrite the portfolio that I can't comment on. How they came up with what they were willing to offer for the company certainly in terms of the company and its financial advisers reviewing that price and determining that it was a price that made sense we looked at it both as compared to trading in the stock and a premium to the stock price as well as where we were selling these assets on a cap rate basis and that will all be obviously highlighted in the proxy in discussing the fairness opinion that RBC put together. But it was both look at what was being offered relative to the stock and where the stock had traded historically and what was being offered for the assets on a cap rate basis both for actual results and go forward results or projected results as well.

Kenneth Campbell: Great and can you give us a little more information about
      Phillips Edison I don't know them they're obviously private so I'm wondering if you could tell you know how long they've been out there you know where they're located that kind of information?

Stuart Rothstein: Sure. Phillips Edison has been around for a little bit more than 10 years now they are headquartered in dual locations, Cincinnati and Baltimore. And they own a sizable portfolio of shopping centers around the country. They have demonstrated an ability to be extremely good hands on operators or shopping centers and they knew the assets fairly well, knew many of the markets fairly well and demonstrated themselves to be a very capable buyer for a portfolio like this.

Kenneth Campbell: OK thank you.

Stuart Rothstein: You're welcome.

Operator: Once again if you'd like to ask a question please press the star key followed by the digit one. We go next to Phillip Goldstein Opportunity Partner.


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                                                                  AEGIS REALTY
                                                   Moderator: Stuart Rothstein
                                                         12-26-02/8:00 a.m. CT
                                                         Confirmation # 463543
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Stuart Rothstein: Yes.

Phillip Goldstein: Hi two more questions.

Stuart Rothstein: Sure.

Phillip Goldstein: One was in considering proposals strategical partners was the liquidation analysis done?

Stuart Rothstein: I'm not sure I'd call it a liquidation analysis certainly some internal valuation analysis were done of what we thought pricing should come in at. But there was never an analysis of ok let's adopt the plan of liquidation and sell these things off one by one for being historically that has not resulted in the best value to share holders.

Phillip Goldstein: OK and the other question is that you know just a curious I mean this company's only been it was a roll up as I recall of and started out with a net asset value of $15.00 five years ago now you're telling us we're going to get 11 dollars and 52 cents. Seems like a pretty good market for these properties. Can you explain how, how so much value was lost for the shareholders in those five years?

Stuart Rothstein: I can't comment on what net asset value was at the time of the roll out.

Phillip Goldstein: That was a press release put out by the company. Right.

Stuart Rothstein: What I can say is based on the process that was run for the last year I think in terms of capturing what value was today there was a very exhaustive process that has been run through


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                                                   Moderator: Stuart Rothstein
                                                         12-26-02/8:00 a.m. CT
                                                         Confirmation # 463543
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      we think based on the number of folks that were contacted the price that we are arriving at for this action today is reflective of what the market will bear today.

Phillip Goldstein: That may be true but it seems you know with all due respect that the advisor over the last five years has done better than the stock holders and is cashing out pretty well.

Stuart Rothstein: I have no comment on that.

Operator: We go next to Mike Doniger, Aegis Realty.

Mike Doniger: With Milton Partners. Hi how are you? You didn't know I worked for you? Just a couple quick clear ups on one on the budget expense the 250,000?

Stuart Rothstein: Yes.

Mike Doniger: What percent is that of the target expense?

Stuart Rothstein: Of the target? It was essentially bracketed to be - it is let me just get the numbers handy.

Mike Doniger: Maybe you can tell me the target that's fine too.

Stuart Rothstein: Yes it is for the quarter we will have approximately - it is in the five percent range based on how you look at the...

Mike Doniger: So plus or minus five percent?

Stuart Rothstein: Yes, not exactly but broadly speaking.


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                                                   Moderator: Stuart Rothstein
                                                         12-26-02/8:00 a.m. CT
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Mike Doniger: Around there - on the environmental diligence?

Stuart Rothstein: Yes.

Mike Doniger: Are you saying that there's no phase I testing any merger agreement or anything like that?

Stuart Rothstein: They have reviewed - it's not subject to their additional testing.

Mike Doniger: All right and lastly do you not have to apply for HSR?

Stuart Rothstein: You know it is not contemplated at this time that that's going to be an issue we may have to do it just for perfunctory reasons. But even that's unfair whether we even need to do it for perfunctory reasons.

Mike Doniger: I just heard your description of Phillips with properties making sure there's no overlaps.

Stuart Rothstein: Yes.

Mike Doniger: So there's none. All right that is it.

Stuart Rothstein: OK.

Mike Doniger: Good luck congratulations.

Stuart Rothstein: Thank you.


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                                                   Moderator: Stuart Rothstein
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Operator: There are no further questions at this time I'd like to turn the call back over to Mr. Rothstein for any additional closing comments.

Stuart Rothstein: I'd like to thank everybody for their questions and taking an interest in the transaction this morning. We would hope to have the proxy filed sometime in January and the company will be available to answer questions on a go forward basis. With that that ends the call and thank you very much.

Operator: Technically today's conference call thank you for your participation.
      You may now disconnect.

                                       END